REPURCHASE AGREEMENT

                  REPURCHASE AGREEMENT, dated as of May 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), made by VESTAR CAPITAL PARTNERS III, L.P. (together with its successors and assigns permitted herein, "Vestar III"), in favor of BANC OF AMERICA COMMERCIAL CORPORATION (the "Purchaser").

                             W I T N E S S E T H :

                  WHEREAS, pursuant to the Receivables Purchase Agreement, dated as of May 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), between Cluett American Receivables, LLC (the "Seller"), as seller, and the Purchaser, the Purchaser may purchase certain Receivables (as defined therein) on the Purchase Dates referred to therein;

                  WHEREAS, it is a condition precedent to any purchases of Receivables by the Purchaser from the Seller under the Purchase Agreement that Vestar III shall have executed and delivered this Repurchase Agreement; and

                  WHEREAS, Vestar III owns a majority of the outstanding common stock of the indirect parent of the Seller and it is to the advantage of Vestar III that the Purchaser purchase certain Receivables from the Seller;

                  NOW THEREFORE, in consideration of the premises and to induce the Purchaser to enter into the Purchase Agreement and to induce the Purchaser to make the purchases from the Seller under the Purchase Agreement, Vestar III hereby agrees with the Purchaser as follows:

                  1. Defined Terms. Terms defined in the preamble hereof and the recitals hereto and terms defined in the Purchase Agreement and used herein without definition shall have their defined meanings when used herein, and the following terms shall have the following meanings:

                  "Bankruptcy Event": with respect to any Person, either (i) such Person shall have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) such Person shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of such Person or (iii) involuntary proceedings or an involuntary proceeding shall have been commenced or filed against such Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of such Person and such proceeding or petition shall have not been dismissed for sixty (60) days.

                  "Capital Call Notice": a capital call notice satisfying the requirements of Section 3.1 of the Partnership Agreement and substantially in the form of Exhibit A attached hereto.

                  "Cluett American": Cluett American Corp., a Delaware corporation.

                  "Deposited Notices": a collective reference to the Capital Call Notices delivered by Vestar III to the Purchaser pursuant to
         Section 8 and maintained on deposit with the Purchaser as contemplated by Section 10(g).

                  "Diluted Receivable": a Purchased Receivable to the extent such Purchased Receivable has not been paid in full at maturity for any reason other than the applicable Customer's financial inability to pay.

                  "Limited Partners":  the limited partners of Vestar III.

                  "Material Adverse Effect": a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or results of operations of Vestar III, (ii) the ability of Vestar III to perform any material obligation under this Repurchase Agreement or (iii) the rights and remedies of the Purchaser under this Repurchase Agreement.

                  "Obligations": all obligations of the Seller to the Purchaser under the Purchase Agreement, whether now existing or hereafter arising.

                  "Outstanding Balance": of a Pool of Purchased Receivables at any time, the Purchase Price of such Pool of Purchased Receivables minus all amounts theretofore received and applied by the Purchaser in payment of such Purchase Price.

                  "Partnership Agreement": that certain limited partnership agreement, dated as of November 22, 1996, among Vestar Associates III, L.P., a Delaware limited partnership, as general partner of Vestar III and the individuals and entities party thereto, as limited partners.

                  "Plan Asset Regulations": the plan asset regulations of the U.S. Department of Labor, 29 CFR 2510.3-101 et seq., as amended, and the advisory opinions and rulings issued thereunder.

                  "Remaining Capital Commitment Balance": with respect to any Limited Partner at any time, an amount equal to the total remaining amount of capital contributions that such Limited Partner is obligated at such time to make to Vestar III pursuant to the terms of the Partnership Agreement.

                  "Repurchase Date":  as defined in paragraph 2.

                  "Repurchase Obligation": for any Pool of Purchased Receivables on any Repurchase Date, the sum of: (i) the Outstanding Balance of such Pool of Purchased Receivables on the Final Settlement Date for such Pool multiplied by (A) in the event that any Bankruptcy Event shall have occurred with respect to Cluett American or Great American on or prior to such Final Settlement Date, 100%, or (B) in the event that no Bankruptcy Event shall have occurred with respect to Cluett American or Great American on or prior to such Final Settlement Date, 20% minus
         (ii) all amounts received by the Purchaser on or prior to such Repurchase Date from Great American or Cluett American in payment of any Diluted Receivables.

                  2. Vestar III Repurchase Obligation. On the seventh Business Day following delivery to Vestar of the notice referred to in the second sentence of paragraph 8(b) (the "Repurchase Date") with respect to a Pool of Purchased Receivables, Vestar III agrees to repurchase from the Purchaser, up to the Repurchase Obligation, all Purchased Receivables in such Pool which are Diluted Receivables. The repurchase price for such Diluted Receivables (the "Repurchase Price") on such Repurchase Date will be equal to the aggregate
Outstanding Balance of such Diluted Receivables. In addition, Vestar III promises to pay to the Purchaser interest, at a rate equal to the Prime Rate plus 2% per annum, on the amount payable hereunder on any Repurchase Date pursuant to the first sentence of this paragraph for each day, if any, during the period from such Repurchase Date through the date such amount is paid in full.

                  If on any Repurchase Date the aggregate Outstanding Balance of the Diluted Receivables in the related Pool exceeds the Repurchase Obligation, Vestar III shall be deemed to acquire (i) first Diluted Receivables in full to the extent the Repurchase Prices thereof would not exceed the Repurchase Obligation and (ii) to the extent of any remaining Repurchase Obligation, a subordinated fractional interest in each remaining Diluted Receivable, the numerator of which shall be the remaining Repurchase Obligation and the denominator of which shall be the aggregate Repurchase Price for all such remaining Diluted Receivables. Vestar III agrees that any payments made the Customers on account of any Diluted Receivables in which it owns a fractional interest shall be paid first to the Purchaser until the Purchaser has received in full the Purchase Price paid by it for such Receivables together with all other amounts owed to it thereunder pursuant to the Receivables Purchase Agreement.

                  No less than ten Business Days prior to each Final Settlement Date, the Purchaser shall give Vestar III written notice of the Repurchase Obligation as of such notification date (assuming such date was a Final Settlement Date).

                  3. No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Repurchase Agreement, Vestar III hereby irrevocably waives all rights which may have arisen in connection with this Repurchase Agreement to be subrogated to any of the rights (whether contractual, under Title 11 of the United States Code, including Section 509 thereof, under common law or otherwise) of the Purchaser against the Seller, Great American or Cluett American or against any right of offset of the Purchaser with respect to the Obligations. Vestar III hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Seller, Great American, Cluett American or any other Person which may have arisen in connection with this Repurchase Agreement. The provisions of this paragraph shall survive the termination of the Purchase Agreement and the Repurchase Agreement; provided that the foregoing waiver shall be of no force and effect 370 days following the termination of the Purchase Agreement and the Repurchase Agreement but only if during such 370-day period the Seller shall not have commenced or have commenced against it a bankruptcy proceeding under Title 11 of the United States Code.

                  4. Amendments, etc. with respect to the Purchased Receivables. Vestar III shall remain obligated hereunder notwithstanding that, without any reservation of rights against Vestar III, and without notice to or further assent by Vestar III, any demand for payment of any of the Purchased Receivables made by the Purchaser may be rescinded by such Purchaser, and the liability of any Customer upon or for any part of the Purchased Receivables, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchaser, and the Purchase Agreement or any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchaser for the payment of the Purchased Receivables may be sold, exchanged, waived, surrendered or released. The Purchaser shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Purchased Receivables or for this Repurchase Agreement or any property subject thereto.

                  5. Repurchase Agreement Absolute and Unconditional. Vestar III
waives any and all notices of the creation, renewal, extension or accrual of the Purchase Agreement or any of the Purchased Receivables and notice of or proof of reliance by the Purchaser upon this Repurchase Agreement or acceptance of this Repurchase Agreement; the Purchased Agreement shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Repurchase Agreement; and all dealings between the Seller, Great American, Cluett American or Vestar III, on the one hand, and the Purchaser, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Repurchase Agreement. Vestar III waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller, Great American, Cluett American or Vestar III with respect to the Purchased Receivables. This Repurchase Agreement shall be construed as a continuing, absolute and unconditional Repurchase Agreement without regard to (k) the validity or enforceability of the Purchase Agreement, the Receivables Transfer Agreement, the Assignments or any other document or instrument executed in connection with any of the foregoing documents, any of the Purchased Receivables or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchaser, (l) any defense which relates, directly or indirectly, to the matters covered by the representations and warranties set forth in the Purchase Agreement or this Repurchase Agreement or set-off which in either case may at any time be available to or be asserted by the Seller, Great American or Cluett American against the Purchaser, or (m) any other circumstance whatsoever (with or without notice to or knowledge of the Seller, Great American, Cluett American or Vestar
III) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller, Great American, Cluett American, any Customer for the Purchased Receivables, or of Vestar III under this Repurchase Agreement, in bankruptcy or in any other instance; provided that this sentence shall not prevent Vestar III from being discharged from its obligations under this Repurchase Agreement pursuant to confirmation of a plan of reorganization under Chapter 11 of the United States Code in a case in which Vestar III is the debtor. Except as provided in paragraph 8(b), when the Purchaser is pursuing its rights and remedies hereunder against Vestar III, the Purchaser may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller, the Customer on any Purchased Receivable or any other Person or against any collateral security or guarantee for the Purchased Receivables or any right of offset with respect thereto, and any failure by the Purchaser to pursue such other rights or remedies or to collect any payments from the Seller, any such Customer or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller, any such Customer or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Vestar III of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against Vestar III.

                  6. Reinstatement. This Repurchase Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Purchased Receivables is rescinded or must otherwise be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or any Customer or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any Customer or any substantial part of its property, or otherwise, all as though such payments had not been made. Vestar III agrees that it will indemnify the Purchaser for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Purchaser in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  7. Payments. Vestar III hereby agrees that all payments made by it hereunder will be paid to the Purchaser in immediately available funds without set-off in U.S. Dollars at the office of the Purchaser at the address for notices thereto specified in the Purchase Agreement.

                  8. Deposit of Capital Call Notices. (a) On each Purchase Date, Vestar III will deliver to the Purchaser Capital Call Notices for the Pool of Receivables to be purchased on such date. Each of the Capital Call Notices delivered by Vestar III to the Purchaser hereunder shall be held by the Purchaser and shall be (i) duly completed by the Purchaser no earlier than the Final Settlement Date for the related Pool of Receivables, stating the amount of the applicable Capital Contribution thereunder will be equal to the pro rata share of the applicable Limited Partner (determined in proportion to such Limited Partner's total capital commitment obligation to Vestar III under the Partnership Agreement) of the Repurchase Obligation due on such Final Settlement Date (such amount for a Pool of Purchased Receivables, the "Reserved Amount" for such Pool) and (ii) delivered by the Purchaser to the Limited Partners only in the event that Vestar III fails to pay any of its payment obligations hereunder within three Business Days after the applicable Final Settlement Date. All payments received by the Purchaser from the Limited Partners pursuant to the Capital Call Notices shall be applied to the payment of Vestar III's obligations hereunder.

                  (b) It shall be a condition precedent to the obligation of Vestar III to pay any amounts hereunder, and to the right of the Purchaser to deliver any Deposited Notices that the Purchaser shall have made demand, in writing, for payment of any Diluted Receivables of both Great American and Cluett American to the extent each such Person is obligated therefor under the Receivables Transfer Agreement or any guaranties thereof. The Purchaser shall deliver a copy of such notice to Vestar. It shall be a further condition precedent to the right of the Purchaser to deliver any Deposited Notices to the Limited Partners that the Purchaser shall have given Vestar III no less than 2 Business Days' prior written notice of such intended action.

                  (c) No later than the fifteenth (15) Business Day following each Final Settlement Date, the Purchaser shall deliver to Vestar III any Deposited Notices for the related Pool of Receivables which have not theretofore been delivered to the Limited Partners.

                  9. Attorneys' Fees and Costs of Collection. Vestar III further agrees to pay all costs and expenses of the Purchaser, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with any enforcement (whether through negotiations, legal proceedings, or otherwise) of this Repurchase Agreement.

                  10. Representations and Warranties. Vestar III represents and warrants to the Purchaser that:

                  (a) Vestar III is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited partnership in each other jurisdiction where the ownership of its properties or the conduct of its business requires it to be so other than in such jurisdictions where failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, and has all power and authority under such laws and its partnership agreement and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (b) Vestar III has the partnership or other necessary power and authority, and the legal right, to enter into this Repurchase Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby and has by proper action duly authorized the execution and delivery of this Repurchase Agreement.

                  (c) Neither the execution and delivery of this Repurchase Agreement nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof will (i) violate or conflict with any provision of the Partnership Agreement or other governance document of Vestar III, (ii) violate any material law, regulation, order, writ, judgment, injunction, decree or permit applicable to Vestar III, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which Vestar III is a party or by which it may be bound, (iv) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to Vestar III's properties.

                  (d) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Repurchase Agreement.

                  (e) This Agreement has been duly executed and delivered by Vestar III and constitutes legal, valid and binding obligations of Vestar III, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in proceedings in equity or at law and by an implied covenant of good faith and fair dealing.

                  (f) Vestar III is a venture capital operating company within the meaning of the Plan Asset Regulations or Vestar III satisfies another exception under the Plan Asset Regulations such that the assets of Vestar III are not "plan assets" within the meaning and as defined in the Plan Asset Regulations.

                  (g) On each Purchase Date Vestar III will have delivered to the Purchaser an original Capital Call Notice for each Limited Partner, in each case executed in blank by the General Partner and directing such Limited Partner to wire transfer funds to the Purchaser in an amount to be completed by the Purchaser pursuant to paragraph 8. Each Deposited Notice, when delivered by the Purchaser to the applicable Limited Partner in accordance with the terms of Section 8, will give rise to a legal, valid and binding obligation on the part of such Limited Partner to pay to the Purchaser (for the account of Vestar III) such Limited Partner's pro rata share of the Reserved Amount for the applicable Pool of Purchased Receivables, enforceable against such Limited Partner in accordance with the terms of such Deposited Notice and the Partnership Agreement.

                  (h) Limitations on Actions. Vestar III is not aware of any event or condition that could (i) have a material adverse effect on its ability of Vestar III to perform its obligations under this Repurchase Agreement, (ii) render invalid or unenforceable any of the Deposited Notices or (iii) otherwise modify the obligations of any of the Partners and/or any Person becoming Partners subsequent to the date hereof which arise upon the due delivery of, and as contemplated by, the Deposited Notices.

                  (i) Remaining Capital Commitments. As of each Purchase Date, the aggregate Remaining Capital Commitment Balance of all Limited Partners will equal or exceed the sum of (i) the maximum aggregate Reserved Amount as of such date (after giving effect to any purchased on such date) plus (ii) all other outstanding indebtedness or other obligations of Vestar III.

                  Vestar III agrees that the foregoing representations and warranties shall be deemed to have been made by Vestar III on each Purchase Date.

                  11. Covenants. Vestar III hereby covenants and agrees that so long as this Agreement is in effect.

                  (a) Vestar III will cause the aggregate Remaining Capital Commitment Balance of all Limited Partners to equal or exceed the sum of (i) the aggregate Reserved Amount plus (ii) all other indebtedness or other obligations of Vestar III.

                  (b) General Partner. Vestar III will cause (i) Vestar Associates III, L.P. to be the sole general partner of Vestar III at all times and (ii) Vestar Associates Corporation III to be the sole general partner of the General Partner at all times.

                  (c) Plan Assets, etc. Vestar III shall either (i) be a venture capital operating company within the meaning of the Plan Asset Regulations or (ii) satisfy another exception under the Plan Asset Regulations such that the assets of Vestar III are not "plan assets" within the meaning and as defined in the Plan Asset Regulations.

                  (d) Receipt of Vestar III Pursuant to the Deposited Notices. Immediately upon receipt by Vestar III or any of its Affiliates of payment by any Limited Partner in respect of a Deposited Notice delivered by the Purchaser pursuant to Section 8, Vestar III shall (i) notify the Purchaser in writing specifying the Limited Partner making such payment and the amount thereof and (ii) forward, or cause to be forwarded, the funds representing such payment to the Purchaser.

                  (e) Limitations on Actions. Vestar III shall not take any action that could (i) render invalid or unenforceable any of the Deposited Notices or (ii) otherwise modify the obligations of any of the Partners and/or any Person becoming Partners subsequent to the date hereof which arise upon the due delivery of, and as contemplated by, the Deposited Notices.

                  12. Severability. Any provision of this Repurchase Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. Section Headings. The section headings used in this Repurchase Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  14. No Waiver; Cumulative Remedies. The Purchaser shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchaser would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  15. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Repurchase Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Vestar III and the Purchaser. This Repurchase Agreement shall be binding upon the successors and assigns of Vestar III and shall inure to the benefit of the Purchaser and its successors and assigns. The Purchaser agrees that it shall not assign its rights under this Repurchase Agreement nor shall it assign any rights under any Purchased Receivable except that any such assignment may be made (i) if a Bankruptcy Event shall have occurred and be continuing with respect to Great American, Cluett American, the Seller or Vestar III or (ii) if any such party shall be in default in the performance of any of its material obligations under the Receivables Transfer Agreement, the Receivables Purchase Agreement, the Guaranty or this Repurchase Agreement or (iii) as a result of a change in control, merger, consolidation or sale of all or substantially all the assets of the Purchaser.

                  16. GOVERNING LAW. THIS REPURCHASE AGREEMENT AND THE OBLIGATIONS OF VESTAR III HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  17. Notices. All notices by the Purchaser to Vestar III hereunder to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made (n) when delivered by hand,
(o) in the case of mail, three Business Days after deposit in the mail, postage prepaid, (p) in the case of telecopy notice, when received, or (q in the case of telex notice, when sent, answerback received, addressed to Vestar III at its address or transmission number set forth under its signature below. Vestar III may change its address and transmission numbers by written notice to the Purchaser.

                  18. Waiver. The Purchaser hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to this Repurchase Agreement any special, exemplary, punitive or consequential damages; provided that the waiver contained in this Section 12 shall not extend to any right to claim or recover from Vestar III any special, exemplary, punitive or consequential damages for which the Purchaser is liable to any Person (other than an affiliate of such Purchaser).

                  19. Acknowledgments. Vestar III hereby acknowledges with respect to the transactions contemplated by the Purchase Documents that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement;

                  (b) the Purchaser has no fiduciary relationship to Vestar III or the Seller and the relationship between the Purchaser, on the one hand, and Vestar III or the Seller, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Seller and the Purchaser or among Vestar III and the Purchaser.

                  20. WAIVERS OF JURY TRIAL. VESTAR III AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.




                  IN WITNESS WHEREOF, Vestar III has caused this Repurchase Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the day and year first above written.

                                         VESTAR CAPITAL PARTNERS III, L.P.


                                         By:  Vestar Associates III, L.P., its
                                                  General Partner

                                         By:  Vestar Associates Corporation III,
                                                  its General Partner


                                         By:
                                         Name:
                                         Title:

                                         Address for Notices:

                                         Vestar Capital Partners
                                         245 Park Avenue, 41st Floor
                                         New York, NY 10067
                                         Attention: General Counsel


                                         Acknowledged By:

                                         BANC OF AMERICA COMMERCIAL
                                         CORPORATION

                                         By:
                                         Name:
                                         Title:



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